Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN DAVID KOOS AND REGEN BIOPHARMA, INC DATED February 11, 2015

WHEREAS, David R. Koos ( “Employee”) and Regen Biopharma, Inc. a Nevada corporation, (“Company”) have entered into that Employment Agreement (“Employment Agreement”) dated as of February 11, 2015.

WHEREAS, Both Employee and Company desire to amend certain terms and conditions of the Employment Agreement

WHEREAS, Both Employee and Company desire that certain equity securities of the Company issued to the Employee shall be returned to the Company for cancellation

THEREFORE, it is agreed as follows:

A.       EXTENSION OF TERM. Section 2 of the Employment Agreement shall be amended to read as follows:

“Term. The Term of this Agreement shall commence on November 11, 2015 and shall expire on December 31, 2019 unless sooner terminated in accordance with the provisions of Section 6 hereof; provided, however, that the term of this Agreement may be extended by mutual agreement. The period from the commencement of the term of this Agreement to the date of its expiration or sooner termination shall be considered to be the “Employment Period" hereunder.

C.       ISSUANCE OF SERIES M PREFERRED STOCK

1. On or before March 15, 2017 Company shall issue to Employee eleven million five hundred thousand shares of the Company’s Series M Preferred Stock.

2. Within 10 days of the sooner of execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or Checkpoint Immunology, Inc., a wholly owned subsidiary of the Company (“Checkpoint”) or 10 days subsequent to the granting of a license by either of the Company or Checkpoint to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s or Checkpoint’s proprietary NR2F6 intellectual property , the Company shall issue to Employee an additional forty million shares of the Company’s Series M Preferred Stock (“Milestone Stock”) . For purposes of this Agreement, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

3. If the number of shares of any series of the Company’s outstanding stock at any time subsequent to the execution of this Agreement is decreased by a combination of the outstanding shares of such stock, then, following the record date of such combination, the number of shares of Milestone Stock issuable pursuant to this Agreement shall be decreased in proportion to such decrease in outstanding shares.

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4. If the number of shares of any series of the Company’s outstanding stock at any time subsequent to the execution of this Agreement is subdivided into a larger number of shares then, following the record date of such subdivision, the number of shares of Milestone Stock issuable pursuant to this Agreement shall be increased in proportion to such increase in outstanding shares.

D.       ELECTION TO EXCHANGE SERIES M PREFERRED SHARES FOR OTHER SECURITIES OF THE COMPANY

Provided that Employee’s employment by the Company shall not have been terminated pursuant to Section 6(a)(iii) or 6(a)(iv) of the Employment Agreement

(i)       Beginning 10 days subsequent to the granting of a license by either of the Company or Checkpoint to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s or Checkpoint’s proprietary NR2F6 intellectual property Employee shall have the right to exchange up to the total number of the Company’s Series M Preferred Shares issued to the Employee pursuant to the terms and conditions of this agreement for an equivalent number of either of the Company’s common shares or the Company’s Series A Preferred Shares. This right shall be withdrawn in the event Employee’s employment by the Company is terminated pursuant to Section 6(a)(iii) or 6(a)(iv) of the Employment Agreement This right shall be withdrawn in the event of Employee's resignation.

(ii)       Beginning 10 days subsequent to a Change of Control of either the Company or Checkpoint, Employee shall have the right to exchange up to the total number of the Company’s Series M Preferred Shares issued to the Employee pursuant to the terms and conditions of this agreement for an equivalent number of either of the Company’s common shares or the Company’s Series A Preferred Shares. This right shall be withdrawn in the event Employee’s employment by the Company is terminated pursuant to Section 6(a)(iii) or 6(a)(iv) of the Employment Agreement. This right shall be withdrawn in the event of Employee's resignation.

(iii)       Notwithstanding the foregoing, beginning 10 days subsequent to the date which is twelve months subsequent to the execution of this agreement, Employee shall have the right to exchange up to the total number of the Company's Series M Preferred Shares issued to the Employee pursuant to the terms and conditions of this agreement for an equivalent number of either of the Company's common shares or the Company's Series A Preferred Shares. This right shall be withdrawn in the event Employee's employment by the Company is terminated pursuant to Section 6(a)(iii) or 6(a)(iv) of the Employment Agreement . This right shall be withdrawn in the event of Employee's resignation .

(iv)

E.       LEGAL COUNSEL AND TAX ADVISOR. Employee acknowledges that Employee has carefully read this document and understands all of the terms hereof and that Employee has been given the opportunity to discuss this document with Employee's private legal counsel and Employee’s private tax advisor and has availed himself of that opportunity to the extent Employee wishes to do so.

F.       RESTRICTIVE LEGEND. Employee acknowledges that any securities issued pursuant to this Agreement that are not registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

G.       ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements of the parties with respect to the subject matter hereof. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

H.       GOVERNING LAW AND VENUE.. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

By:/s/David R. Koos

Chairman and CEO

3/1/2017

EMPLOYEE:

By: /s/ David R. Koos

Employee

3/1/2017